Exhibit 10.23

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and Rule 406 of the

 Securities Act of 1933,

as amended.

[Execution Copy]

OPTION AND LICENSE AGREEMENT

This OPTION AND LICENSE AGREEMENT (this “Agreement”), effective as of January 28, 2013 (the “Effective Date”), is made by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (“Alexion”), having a principal place of business at 352 Knotter Drive, Cheshire, Connecticut 06410, and Xencor, Inc., a Delaware corporation (“Xencor”), having a principal place of business at 111 West Lemon Avenue, Monrovia, California 91016.  Alexion and Xencor may each be referred to herein, individually, as a “Party” or, collectively, as the “Parties.”

BACKGROUND

A.                                    Xencor has developed certain proprietary technologies related to enhancing the biological properties of antibodies and protein molecules.

B.                                    Alexion is engaged in the discovery, research, development, and commercialization of pharmaceutical, biological and other products.

C.                                    Alexion desires to obtain from Xencor, and Xencor desires to grant to Alexion, (i) the exclusive right to conduct certain research activities with respect to incorporation of Xencor Fc Domains into Target Compounds and (ii) an option to practice an exclusive license to research, develop and commercialize Licensed Compounds and Licensed Products in the Field in the Territory (as such terms are defined below), subject to the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the meanings indicated in this Article 1 below or elsewhere in this Agreement:

1.1                               “Acceptance” means, with respect to an Application, acceptance by the applicable Regulatory Authority of an Application; provided, that, acceptance will automatically be deemed to have occurred sixty days after such Application is filed with the applicable Regulatory Authority, unless such Regulatory Authority rejects such Application prior thereto.

1.2                               “Affiliate” means any entity that, directly or indirectly, controls, is controlled by or is under common control with a Party hereto.  For the purpose of this Section 1.2, “control” means the ownership or voting control of more than fifty percent (50%) of the outstanding voting securities or interest in capital or profits of an entity, or the right to direct or control the management or affairs of such entity, or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of such entity.

1.3                               “Application” means any marketing authorization application or equivalent application, and all amendments and supplements thereto, filed with the applicable Regulatory Authority in a country or jurisdiction in the Territory (including any supra-national agency such as the EMA in the European Union), including a Biologics License Application as described in Title 21 of the United States Code of Federal Regulations, Part 601, et seq., or any equivalent application filed with the applicable Regulatory Authority in any other jurisdiction in the Territory.

1.4                               “Commercially Reasonable Efforts” means with respect to the efforts to be expended by Alexion with respect to a Commercial License, that level of efforts and resources, at the relevant point in time, that are of a substantially similar level of effort and resources expended for the development and commercialization of products that pharmaceutical companies of size and resources comparable to those of Alexion commonly exercise for a product of similar commercial potential at a similar stage in its lifecycle as a Licensed Product, taking into consideration all relevant factors at the time such efforts are expended.

1.5                               “Compound” means any Target Compound that incorporates any Xencor Fc Domain.

1.6                               “Control” means, with respect to inventions, discoveries, information, data or know-how or Patents, possession of the right (other than pursuant to this Agreement), whether arising by ownership, license, or other authorization, to grant a license or sublicense without breaching the terms of any agreement or other arrangement with, or violating the rights of any Third Party; “Controlled” and “Controlling” shall have their correlative meanings.

1.7                               “Fc Domain” means the Fc fragment of an antibody (meaning, e.g., IgG1 from residue 231 (or the analogous residue in any other IgG heavy chain) to the carboxy terminus thereof, where the sequence numbering is defined using the EU numbering system (Edelman, GM, et al., Proceedings of the National Academy of Sciences USA, vol. 63, p. 78, 1969)) as applied in the Kabat antibody sequence database, and any fragment or portion thereof, including naturally occurring fragments, naturally occurring variants of such fragments, and non-naturally occurring variants of such fragments.

1.8                               “Field” means the treatment, prevention or diagnosis of human diseases and disorders.

1.9                               “First Commercial Sale” means, with respect to a Product, the first sale to a Third Party of such Product in a given country following the receipt of Regulatory Approval for such Product in such country.

1.10                        “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.11                        “Information” means all technical and scientific know-how and information, pre-clinical and clinical trial results, computer programs, knowledge, technology, means, methods, processes, practices, formulas, techniques, procedures, technical assistance, designs, drawings, apparatus, written and oral representations of data, specifications, assembly procedures, schematics and other information of whatever nature and all other scientific, clinical, regulatory, marketing, financial and commercial information or data.

1.12                        “Initiation” means, with respect to any Phase 1 Trial, Phase 2 Trial or Phase 3 Trial, the first dosing of the first patient in such trial.

1.13                        “Major EU Country” means any of the following: England, France, Germany, Italy and/or Spain.

1.14                        “Net Sales” means monies received and other amounts collected by Alexion, its Affiliates and Sublicensees for sales of Licensed Products in the Territory by Alexion, its Affiliates and Sublicensees to Third Parties that are not Affiliates or Sublicensees of the selling party (unless such Affiliate or Sublicensee is the end user of such Licensed Product), less the following items, as allocable to Licensed Products (if not previously deducted in calculating the amount collected or in the monies received): […***…].

1.15                        “Patents” means, in any country, (a) all patents (including, but not limited to, any inventor’s certificate, utility model, petty patent and design patent), including any reissue, re-examination, renewal or extension (including any supplementary protection certificate) of any patent, and any confirmation patent or patent of addition based on any patent, in such country; (b) patent applications, including any continuations, continuations-in-part, divisionals, provisionals, continued prosecution application, substitute applications, and any other patent application that claims priority from any patent.

1.16                        “Phase 1 Trial” means a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. §312.21(a), as amended, or the comparable law in a country other than the United States.

1.17                        “Phase 2 Trial” means a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. §312.21(b), as amended, or the comparable law in a country other than the United States; that is intended to support a preliminary determination as to whether a compound or product is safe for its intended use, and to provide preliminary information about such compound’s or product’s efficacy, in order to permit the design of further clinical trial(s).

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1.18                        “Phase 3 Trial” means a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. §312.21(c), as amended, or the comparable law in a country other than the United States; that is intended as a pivotal efficacy and safety clinical trial; provided that if a Phase 2 Trial has not previously been completed, then a clinical trial shall not be deemed a “Phase 3 Trial” until the design of such clinical trial is acknowledged in writing by a Regulatory Authority (either prospectively or following completion of the clinical trial) to be sufficient for such clinical trial to be included as a pivotal efficacy and safety clinical trial in an Application.

1.19                        “Product” means, at a given time, any product Controlled or otherwise developed or commercialized by Alexion or any of its Affiliates or Sublicensees that contains or incorporates a Compound in any form or formulation, the making, using, selling, offering for sale or importing of which, but for the licenses, including the Commercial License, granted under this Agreement, would infringe a Valid Claim.

1.20                        “Regulatory Approval” means all approvals, licenses, registrations and authorizations of any governmental entity, including all pricing and, if required by the applicable Regulatory Authority, reimbursement approvals, that are necessary to market, sell and obtain reimbursement for a Product in a particular country.

1.21                        “Regulatory Authority” means, in a particular country or jurisdiction, any Governmental Authority that has the authority to regulate the manufacture, marketing, testing, pricing, or sale of drug products in such country or jurisdiction.

1.22                        “Research Term” means the period of time commencing on the Effective Date and continuing until the earlier to occur of (a) (i) the fifth anniversary of the Effective Date, or (ii) if Alexion exercises the Research Extension Option in accordance with this Agreement (including payment of the Research Extension Fee), the eighth anniversary of the Effective Date, and (b) termination of this Agreement.

1.23                        “Sublicensee” means any Third Party to whom Alexion has licensed or sublicensed any or all of the Xencor Technology.

1.24                        “Target” means each of any […***…] including all variants and orthologs thereof, further including their respective fragments thereof, as exemplified (for illustrative purposes only) by […***…].

1.25                        “Target Compound” means any of (a) any antibody that modulates and directly binds to a Target, (b) any molecule that modulates and directly binds to a Target or (c) any protein that contains a Target.

1.26                        “Territory” means worldwide.

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1.27                        “Third Party” means any entity other than Xencor or Alexion or an Affiliate of either of them.

1.28                        “U.S.” means the United States of America, including its territories and possessions.

1.29                        “Valid Claim” means a claim in an issued, unexpired patent included in the Xencor Patents, and which claim has not lapsed, been abandoned, been revoked or been held to be unpatentable, invalid or unenforceable by a decision of a court or other governmental agency or competent jurisdiction from which no appeal can be or is taken within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

1.30                        “Xencor Fc Domain” means any Fc Domain that is Controlled by Xencor during the Term and, when incorporated into a protein, is shown to or has been shown to enhance serum half-life or increase FcRn binding relative to a wild type Fc Domain.  Without limiting the foregoing, Xencor agrees that the Fc Domains that contain the following variants are “Xencor FC Domains” for purposes of this Agreement: […***…].

1.31                        “Xencor Know-How” means all Information Controlled by Xencor on the Effective Date or during the Term that cover any Xencor Fc Domain to the extent reasonably necessary or useful to make, have made, use, sell, have sold, offer for sale or import any Compound in the Field in the Territory.

1.32                        “Xencor Patents” means all Patents Controlled by Xencor on the Effective Date or during the Term that claim or cover any Xencor Fc Domain to the extent reasonably necessary or useful to make, have made, use, sell, have sold, offer for sale or import any Compound in the Field in the Territory.  The Xencor Patents as of the Effective Date are listed in Exhibit 1.32 attached hereto.

1.33                        “Xencor Technology” means the Xencor Patents and Xencor Know-How.

ARTICLE 2

RESEARCH PROGRAM

2.1                               Conduct of the Research Program.  During the Research Term, Alexion (itself or with or through its Affiliates) shall conduct at its expense research activities, including performing human clinical trials (but subject to the limitations herein), relating to the incorporation of Xencor Fc Domains into Target Compounds (the “Research Program”); provided, however, that Alexion (and its Affiliates) shall not have the right to advance any Product beyond completion of one initial multi-dose human clinical trial without exercising a Commercial License with respect to such Product.  Alexion acknowledges that Xencor is not granting to Alexion any licenses under the Xencor Technology to conduct research activities other than those set forth herein.  The Research Program shall be conducted by or on behalf of Alexion and its Affiliates and Sublicensees in a good, scientific manner in compliance with all

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applicable laws and regulations and in accordance with the terms and conditions set forth in this Agreement.  Inventorship of inventions shall be determined in accordance with U.S. patent laws.  Alexion may perform any portion of the Research Program through one or more subcontractors; provided, however that Alexion shall remain responsible for the performance by its subcontractors and the compliance of its subcontractors with the provisions of this Agreement in connection with such performance.

2.2                               Reports.  During the Research Term, Alexion shall provide Xencor with an annual written summary of the results and progress of the Research Program, including any significant data and results in respect of Products.

2.3                               Research Term Extension.  Alexion shall have the right to extend the Research Term until the eighth anniversary of the Effective Date, by providing written notice thereof to Xencor and paying to Xencor the Research Term Extension Fee at any time prior to the fifth anniversary of the Effective Date.

ARTICLE 3

LICENSE AND OPTION

3.1                               Research License Grant to Alexion.  Subject to the terms and conditions of this Agreement, Xencor hereby grants to Alexion an exclusive (even as to Xencor) license, with a right to sublicense to Affiliates and subcontractors only, under the Xencor Technology to make and use Xencor Fc Domains for the purpose of incorporating Xencor Fc Domains into, and to evaluate, Target Compounds in the course of conducting the Research Program.  Alexion acknowledges that the license granted in this Section 3.1 shall not include any right or license to use the Xencor Technology for any purpose other than making and using Xencor Fc Domains to incorporate such Xencor Fc Domains into, and to evaluate, Target Compounds in the course of conducting the Research Program.

3.2                               Commercial License Option.

3.2.1                     Grant of Option.  Subject to the terms and conditions of this Agreement, Xencor hereby grants to Alexion the exclusive option, on a Target-by-Target basis (the “Option”) to practice a Commercial License (as defined below) with respect to any or all Targets, which Alexion may exercise at any time during the Research Term.

3.2.2                     Exercise of an Option.  Subject to the terms and conditions of this Agreement, Alexion may exercise an Option with respect to any or all Targets at any time during the Research Term by (a) sending written notice of such exercise (“Exercise Notice”) to Xencor, which exercise notice identifies the Target or Targets for which Alexion is exercising the Option, and (b) paying to Xencor the Option Fee for such Commercial License.  The exercise of an Option and the corresponding provisions of this Agreement that are triggered by the exercise of such Option shall become effective only upon payment in full of the Option Fee with respect to such Option.  At any time during the Research Term, an Option may be exercised, and the Commercial License practiced by Alexion, with respect to all Products that bind to or contain one or more Targets; provided, that Alexion pays the Option Fee with respect to each Target for which the Option is exercised as set forth in Article 5 below.

3.2.3                     Effect of Expiration or Termination of Research Term.  If Alexion does not exercise any Option during the Research Term, the Option and this Agreement shall terminate and be of no further force or effect.

3.3                               Commercial License.

3.3.1                     Commercial License Grant.  Subject to the terms and conditions of this Agreement, including without limitation Section 3.3.2, Xencor hereby grants to Alexion, an exclusive (even as to Xencor), worldwide, royalty-bearing license, including the right to sublicense in accordance with Section 3.4, under the Xencor Technology to research, develop, make, have made, use, sell, offer for sale, have sold and import Products that bind to or contain the Target(s) for which the Option is exercised (such Products for which the Option is exercised, the “Licensed Products”) in the Field in the Territory (the “Commercial License”).

3.3.2                     Right to Practice the Commercial License; Termination of the Commercial License.  Notwithstanding anything express or implied to the contrary herein, Alexion may not practice the Commercial License for a certain Product unless and until Alexion exercises the Option for the applicable Target with respect thereto in accordance with Section 3.2 and pays the applicable Option Fee.  On a Target by Target basis, if Alexion does not exercise the Option for a Target on or prior to the expiration or termination of the Research Term, then the Commercial License and Option with respect to such Target shall terminate and be of no further force and effect as of the earlier of the date of expiration or termination of the Research Term.

3.4                               Sublicense Rights.  Alexion may grant sublicenses under and within the scope of any Commercial License granted pursuant to Section 3.3.  Each sublicense granted by Alexion shall be consistent with all the terms and conditions of this Agreement, and subordinate thereto, and Alexion shall remain responsible to Xencor for all payments and royalties under any sublicense as if such events or sales were achieved or made by Alexion under this Agreement.  Within thirty days following execution of each sublicense agreement, Alexion shall provide Xencor with written notice of such sublicense and shall certify in such notice that the sublicense was granted in accordance with this Section 3.4.  In the event of any termination of this Agreement by Xencor pursuant to the terms hereof, all sublicenses granted by Alexion to Sublicensees pursuant to this Section 3.4 shall automatically become a direct license and obligation between Xencor and such Sublicensee with respect to the subject matter hereof with all rights of Alexion thereunder automatically becoming rights of Xencor (including all rights to receive payment) unless the Sublicensee is in material default under such sublicense at the time of termination of this Agreement; provided, that in no event shall Xencor have any obligations under such sublicense beyond the obligations of Xencor set forth in this Agreement unless otherwise agreed in writing by Xencor.

3.5                               No Implied Licenses.  Each Party acknowledges that the rights and licenses granted under this Article 3 and elsewhere in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to Patents and other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.  Without limiting the foregoing, Xencor reserves all rights to practice and use, and grant to Third Parties the right to practice and use, the Xencor Technology to incorporate Fc Domains into molecules other than Compounds or Products.

3.6                               Exclusivity.  Xencor will not, either itself or through a Third Party, (a) during the Research Term, grant to any Affiliate or Third Party a license under the Xencor Technology to research, develop, make, have made, use, sell, offer for sale, have sold or import Compounds or Products in the Field in the Territory and (b) during the Term, grant to any Affiliate or Third Party a license under the Xencor Technology to research, develop, make, have made, use, sell, offer for sale, have sold or import any Compounds for which the Option for a Commercial.  License with respect to the Target of such Compounds has been exercised in accordance with Section 3 or Licensed Products in the Field in the Territory.

ARTICLE 4

DEVELOPMENT AND COMMERCIALIZATION

4.1                               [Reserved].

4.2                               Diligence.  Subject to the terms and conditions of this Agreement, if Alexion exercises an Option in accordance with Section 3.2, then thereafter during the Term, with respect to each Target for which an Option is exercised, Alexion shall, at its expense, use Commercially Reasonable Efforts to develop and commercialize at least one Licensed Product that binds to or contains such Target in the Field in the Territory.

4.3                               Disclosure Regarding Alexion Efforts.  If Alexion exercises an Option in accordance with Section 3.2, then thereafter during the Term, Alexion shall provide annual written reports to Xencor summarizing the status of the development efforts of Alexion and its Affiliates and Sublicensees with respect to Licensed Products that bind to or contain the Target for which such Option was exercised.  Xencor’s right to receive such annual reports with respect to a Licensed Product shall terminate upon submission of the first Application in any of the United States, Europe or Japan for such Licensed Product.

ARTICLE 5

FEES AND ROYALTIES

5.1                               Upfront Fee.  Alexion shall pay to Xencor a non-refundable, non-creditable upfront fee equal to US$3,000,000 within fifteen days after the Effective Date.

5.2                               Research Term Extension Fee.  If Alexion elects to exercise the option to extend the Research Term to the eighth anniversary of the Effective Date pursuant to Section 2.3, Alexion shall pay to Xencor a non-creditable, non-refundable fee equal to US$[…***…],

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together with provision of the exercise notice, at any time prior to the fifth anniversary of the Effective Date.

5.3                               Annual Fee.  Alexion shall pay to Xencor a non-refundable, non-creditable annual fee equal to (a) US$[…***…] on or prior to each of the first, second, third and fourth anniversaries of the Effective Date, and (b) US$[…***…] if Alexion extends the Research Term pursuant to Section 2.3, on or prior to each of the fifth, sixth, and seventh anniversaries of the Effective Date.

5.4                               Option Exercise Fee.  If Alexion elects to exercise the Option for a particular Target pursuant to Section 3.2, Alexion shall pay to Xencor a non-creditable, non-refundable fee equal to US$[…***…] (the “Option Fee”) with respect to each Target for which the Option is exercised, together with provision of the Exercise Notice.  If Alexion exercises the Option with respect to more than one Target in a given Exercise Notice, Alexion shall pay the Option Fee with respect to each such Target.  If Alexion exercises the Option with respect to a Target and then subsequently exercises the Option with respect to another Target, Alexion shall pay the Option Fee for each such exercise.

5.5                               Milestones.

5.5.1                     Milestone Events.  Alexion shall provide written notice to Xencor within ten business days following the first occurrence of each of the milestone events set forth below with respect to a Product (in the case of Section 5.5.1(i)) or Licensed Product (whether such milestone is achieved by Alexion or any Affiliate or Sublicensee) for which a milestone payment is or may be due hereunder ([…***…]).  Subject to Section 5.5.3 below, within thirty days after the provision of such notice by Alexion, Alexion shall pay to Xencor the corresponding non-refundable, non-creditable milestone payment set forth below:

Milestone Event	Milestone Payment
(i) […***…]	US$	[…***…]
(ii) […***…]	US$	[…***…]
(iii) […***…]	US$	[…***…]
(iv) […***…]	US$	[…***…]
(v) […***…]	US$	[…***…]
(vi) […***…]	US$	[…***…]
(vii) […***…]	US$	[…***…]

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(viii) […***…]	US$	[…***…]
(ix) […***…]	US$	[…***…]
(x) […***…]	US$	[…***…]
(xi) […***…]	US$	[…***…]

5.5.2                     Milestones Payable for first Product for each Target.  Subject to Section 5.5.3, on a Target-by-Target basis the milestone payments set forth in Section 5.5.1 shall be payable one time for the first time such milestone event is achieved with respect to the first Product or Licensed Product for a particular Target to achieve such milestone event, regardless of the number of times such milestone event is achieved with respect to one or more Products or Licensed Products for a particular Target.  An aggregate of up to US$66,500,000 may be paid under Section 5.5.1 with respect to each Target.  In addition, notwithstanding anything to the contrary, on a Target-by-Target basis the milestone payment corresponding to the milestone event set forth in Section 5.5.1(i) shall be payable one time with respect to each Target when it is first achieved regardless of whether the Commercial License is exercised with respect to such Target at such time, subject to Section 5.5.3.

5.5.3                     […***…].

5.6                               Royalties.  Alexion shall pay to Xencor a royalty equal to […***…]% of Net Sales by Alexion, its Affiliates or Sublicensees, which may be paid directly by Alexion or an Affiliate of Alexion.  Royalties under this Section 5.6 shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis during the Royalty Term for each Licensed Product in

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each country.  For the avoidance of doubt, no royalty is payable with respect to sales of Licensed Product in any country unless the sale of such Licensed Product in such country would, without the licenses granted under this Agreement, infringe a Valid Claim in such country at the time of sale.  The “Royalty Term” shall mean, with respect to a Licensed Product in a country, the period beginning on the date of First Commercial Sale of such Licensed Product in such country and expiring on the expiration date of the last-to-expire Valid Claim covering the sale of such Licensed Product in such country.  In no event shall Alexion have the right to offset, credit or otherwise reduce any royalties payable under this Agreement.

ARTICLE 6

PAYMENTS; BOOKS AND RECORDS

6.1                               Royalty Reports and Payments.  Royalties shall be calculated and reported for each calendar quarter and shall be paid within […***…] after the end of each calendar quarter.  Each payment shall be accompanied by a report of Net Sales by Alexion, its Affiliates and Sublicensees which shall include […***…].

6.2                               Payment Method.  All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Xencor.  All amounts specified in this Agreement, and all payments made hereunder, are and shall be made in U.S. dollars.  Any payments due under this Agreement which are not paid by the date such payments are due under this Agreement (but excluding payments which are being disputed in good faith by Alexion), shall bear interest to the extent permitted by applicable law at the U.S. prime rate per annum quoted by The Wall Street Journal (U.S., Western Edition), or its successor, on the first business day after such payment is due, plus an additional […***…], calculated on the number of days such payment is delinquent.  This Section 6.2 shall in no way limit any other remedies available to either Party.

6.3                               Currency Conversion.  Amounts payable to Xencor based on sales in currencies other than U.S. dollars shall be converted to U.S. dollars at the rate of exchange at the close of business on the date immediately prior to the date Alexion receives the amount.  The rate of exchange shall be the value of U.S. dollars calculated using Alexion’s then current internal foreign currency translation methodology actually used on a consistent basis in preparing its audited financial statements.

6.4                               Tax.  Xencor will pay any and all taxes levied on account of any payments made to it under this Agreement.  If any taxes are required to be withheld by Alexion, Alexion will (a) deduct such taxes from the payment made to Xencor, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Xencor.

6.5                               Records; Audits.  During the Term and for a period of […***…] thereafter, Alexion shall keep (and shall cause its Affiliates and Sublicensees to keep) complete and accurate records pertaining to the sale or other disposition of Licensed Products in sufficient

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detail to permit Xencor to confirm the accuracy of all payments due hereunder.  Xencor shall have the right to cause an independent, certified public accountant reasonably acceptable to Alexion to audit such records to confirm gross receipts, Net Sales and royalty payments for a period covering not more than the preceding […***…].  Such audits may be exercised no more than once per calendar year during normal business hours upon reasonable prior written notice to Alexion.  No accounting period of Alexion shall be subject to audit more than one time by Xencor.  Adjustments shall be made by the parties to reflect the results of such audit.  Xencor shall bear the full cost of such audit unless such audit discloses an underpayment by Alexion of more than […***…]% of the amount of royalty payments due under this Agreement, in which case, Alexion shall bear the full cost of such audit and shall promptly remit to Xencor the amount of any underpayment, plus interest calculated in accordance with Section 6.2.

ARTICLE 7

CONFIDENTIALITY

7.1                               Confidential Information.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term and for five (5) years thereafter, such Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any confidential or proprietary information furnished to it by or on behalf of the other party pursuant to this Agreement or the Confidentiality Agreement (collectively, “Confidential Information”).  Such Party (the “Receiving Party”) will maintain all Confidential Information of the other Party (the “Disclosing Party”) as confidential and will not disclose any such Confidential Information or use any such Confidential Information for any purpose, except (a) as expressly authorized by this Agreement, (b) as permitted by Section 7.2 or Section 7.3, or (c) to those of its and its Affiliates’ respective employees, agents, consultants, subcontractors and other representatives who require access to such Confidential Information to accomplish the purposes of this Agreement, provided that such persons are under obligations of confidentiality and non-use of the Confidential Information at least as stringent as those set forth in this Article 7.  The Receiving Party may use the Confidential Information only to the extent required to accomplish the purposes of this Agreement.  The Receiving Party will use at least the same standard of care as it uses to protect its own confidential information, but no less than reasonable care, to ensure that its and its Affiliates’ employees, agents, consultants, subcontractors and other representatives do not disclose or make any unauthorized use of the Confidential Information.  The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.  For the avoidance of doubt, the terms of this Agreement and the existence of this Agreement is deemed “Confidential Information” of each Party.

7.2                               Authorized Disclosures.  The Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

7.2.1                     filing or prosecuting Patents as permitted by this Agreement;

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7.2.2                     establishing or enforcing the Receiving Party’s rights under this Agreement;

7.2.3                     prosecuting or defending litigation as permitted by this Agreement;

7.2.4                     complying with a valid order of a court or other governmental body having jurisdiction or with applicable laws, rules and regulations; provided that the Receiving Party shall, except where impracticable or prohibited by law, give reasonable advance notice to the Disclosing Party of the required disclosure, and, at the Disclosing Party’s request and expense, cooperate with the Disclosing Party’s efforts to contest such required disclosure, to obtain a protective order preventing or limiting the disclosure or requiring that the Confidential Information so disclosed be used only for the purposes for which such disclosure is required, or to obtain other confidential treatment of the Confidential Information required to be disclosed.  In any event, the Receiving Party shall disclose only such Confidential Information as it is required by such order or applicable law, rule or regulation to disclose and shall only disclose such Confidential Information for the purpose and to the entity(ies) required by such order or applicable law, rule or regulation;

7.2.5                     in the case of Alexion, disclosure to actual or potential Sublicensees, provided, in each case, that any such Sublicensee has agreed in writing to be bound by obligations of confidentiality and non-use at least as stringent as those set forth in this Article 7, and that the Confidential Information so disclosed shall remain subject to this Article 7;

7.2.6                     disclosure of (i) a redacted form of this Agreement and/or (ii) a written summary of the terms of this Agreement (in each case of clauses (i) and (ii), but not any other Confidential Information) to actual or potential Third Party investors, funding sources or acquirers in connection with due diligence or similar investigations by such Third Parties, and in confidential financing documents, provided, in each case, that: (a) any such Third Party agrees in writing to be bound by reasonable obligations of confidentiality and non-use at least as stringent as those set forth in this Article 7, (b) Alexion’s company name, corporate address and any other information that could reasonably identify Alexion as the licensee under this Agreement or as a user of the Xencor Technology will be redacted or omitted from any disclosure, and (c) the Confidential Information so disclosed shall remain subject to this Article 7; and

7.2.7                     in addition to the authorized disclosures set forth in clauses 7.2.1 - 7.2.6, the Parties agree that Confidential Information shall not include:

(a)         information that is in the public domain at the time of disclosure hereunder or which subsequently comes within the public domain through no fault of or action by the Receiving Party;

(b)         information that is in the possession of the Receiving Party at the time of disclosure by the Disclosing Party hereunder, as evidenced by the Receiving Party’s prior written records;

(c)          information that is obtained, after the date hereof, by the Receiving Party from any third party that is lawfully in possession of such information and not in violation of any contractual or legal obligation with respect to such information; and

(d)         information that is independently developed by the Receiving Party, after the date hereof, without the aid, application, use of or reference to information provided by the Disclosing Party, in each such case as evidenced by written records.

7.3                               Terms of this Agreement.  Each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party, except as expressly permitted by Section 7.2.  Xencor and Alexion will not issue a press release announcing this Agreement, without the prior written consent of the other Party.  Thereafter, each Party may disclose the information contained in such press release without the need for further approval by the other Party.

ARTICLE 8

INTELLECTUAL PROPERTY

8.1                               Ownership.  Xencor shall at all times be and remain the sole and exclusive owner of any Xencor Fc Domain and Xencor Technology, subject only to the licenses granted to Alexion under Article 3.  Xencor acknowledges and agrees that nothing in this Section 8.1 limits, restricts or prohibits Alexion’s, its Affiliates’, or Sublicensees’ right to research, develop, make, have made, use, sell, offer for sale, have sold or import Products or Licensed Products pursuant to this Agreement and Xencor has no right, title or interest in any such Products or Licensed Products.

8.2                               Prosecution and Maintenance.  Xencor shall have the sole right, but not the obligation, at Xencor’s expense, to control and manage the preparation, filing, prosecution (including interferences, reissue proceedings and reexaminations) and maintenance of all Xencor Patents.  Alexion agrees to reasonably cooperate in the preparation, filing, prosecution and maintenance of Xencor Patents in the Territory under this Agreement and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect thereto.

8.3                               Enforcement and Defense.

8.3.1                     Notice.  Each Party shall promptly notify the other in writing of any alleged or threatened infringement of any Xencor Patent in the Field in the Territory of which they become aware.

8.3.2                     Enforcement and Defense.  Xencor shall have the sole right, but not the obligation (subject only to the rights of Alexion as set forth in this Section 8.3.2), to bring and control any action or proceeding with respect to infringement of any Xencor Patent, by competent and qualified patent litigation counsel of Xencor’s own choice. Alexion shall have the right to join, using its own counsel, any such action or proceeding involving a Competitive Product (as defined below); provided that, for clarity, Xencor shall maintain sole control over any such action or proceeding brought pursuant to this Section 8.3.2.  Any recovery received as a result of any action or proceeding brought by Xencor pursuant to this Section 8.3.2 shall be retained solely by Xencor, except that, to the extent that any such recovery is attributed to loss of sales of a Product(s) Controlled by Alexion, its Affiliates or Sublicensees, such recoveries shall be paid to Alexion (such amounts paid to Alexion, “Alexion Recoveries”).  Alexion Recoveries less all payments made by Alexion (or its Affiliates) to or on behalf of Xencor for reimbursement of legal fees and other expenses related to the applicable Alexion Recoveries shall be treated as Net Sales for purposes of royalty and sales milestone payment obligations pursuant to this Agreement.  With respect to any alleged infringement by a Third Party of a Xencor Patent as a result of the research, development, manufacture, use, sale, offer for sale or import of any product that contains or incorporates a Compound that binds to or contains the same Target as a Compound contained or incorporated (in any form or formulation) in a Product Controlled by Alexion or its Affiliates or Sublicensees and for which Alexion has exercised the Option (including payment of the applicable Option Fee) (any such Third Party product, a “Competitive Product”), Xencor shall timely and regularly confer with Alexion in good faith with respect to strategizing, preparing and presenting a patent enforcement action or proceeding against such Third Party and will consider all reasonable comments and recommendations of Alexion in connection therewith in good faith.  If, notwithstanding Xencor’s good faith consultation with Alexion, Xencor does not initiate and diligently prosecute an enforcement action or proceeding regarding infringement by a Third Party of a Xencor Patent as a result of the research, development, manufacture, use, offer for sale, sale or import of a Competitive Product within (a) […***…] following the notice of alleged infringement pursuant to Section 8.3.1, or (b) […***…] before the expiration of the statute of limitations, if any, set forth in the applicable laws and regulations for the filing of such action or proceeding, whichever comes first, and: (i) Alexion in good faith believes that (1) the research, development, manufacture, use, offer for sale, sale or import, as applicable, of the Competitive Product infringes a Xencor Patent (and Alexion acknowledges that, for clarity, any activity that falls within 271(e)(1) or another safe harbor under applicable law is not infringing activity) and (2) the failure to bring such an action or proceeding may result in a material diminution in value of the relevant Product (the “Affected Product”); (ii) neither Alexion nor its Affiliate nor its Sublicensee Controls or has the right to bring an enforcement action or proceeding with respect to any Patent (other than a Xencor Patent) that covers or claims the Competitive Product; and (iii) Alexion provides written notice of (i) and (ii) to Xencor (such notice, a “Notice of Enforcement”), then Xencor shall enforce the applicable Xencor Patent against such Third Party with respect to such Competitive Product using commercially reasonable efforts.  If, after delivery of a Notice of Enforcement, Xencor initiates a lawsuit to cause the cessation of the infringement by such Competitive Product, Xencor will use counsel selected by Xencor and reasonably acceptable to Alexion.  Xencor shall timely and regularly confer with Alexion with respect to strategizing, preparing and presenting any such action or proceeding and will consider all reasonable comments and recommendations of Alexion in connection therewith in good faith.  Alexion shall reimburse Xencor for all reasonable out-of-pocket expenses (including outside legal fees) incurred by Xencor in connection with any legal proceeding undertaken by Xencor as a result of the Notice of Enforcement to enforce the applicable Xencor Patent against such Third Party.  Alexion and

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Xencor agree to enter into a common interest agreement reasonably acceptable to the Parties in connection with any proceeding involving a Competitive Product.  Subject to the terms and conditions of this Agreement, Xencor shall have the sole right to settle or otherwise resolve any dispute with a Third Party involving the infringement of a Xencor Patent; provided that, in the case of any proceeding regarding infringement by a Third Party of a Xencor Patent as a result of the research, development, manufacture, use, offer for sale, sale or import of a Competitive Product only, such settlement or resolution does not, without Alexion’s prior written consent, (i) limit the rights of, or impose any obligation on, Alexion, its Affiliates or Sublicensees to market or sell Licensed Products, (ii) include a covenant by Xencor not to sue such Third Party or its Affiliates or Sublicensees, or (iii) require the payment of money by Alexion, its Affiliates or Sublicensees.

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ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1                               Mutual Representations and Warranties.  Each party represents and warrants to the other, as of the Effective Date, that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and

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authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with, breach or violate any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

9.2                               Xencor Representations and Warranties.  Xencor hereby represents and warrants to Alexion, as of the Effective Date, that: (a) Exhibit 1.32 attached hereto contains a true and complete list of the existing Xencor Patents; (b) Xencor is the sole owner of such listed Xencor Patents; (c) to Xencor’s knowledge, Xencor has disclosed in writing to Alexion (in form reasonably satisfactory to Alexion) a true and complete list of Third Party Patents of which Xencor is aware that are relevant to […***…], with the understanding that the disclosure of one family member in a priority chain is sufficient to meet this representation and such disclosure shall be deemed to explicitly include the disclosure of all related patents and patent applications in the priority chain as well as all continuations, continuations-in-part, divisionals, reissues, reexaminations, inter partes reviews and oppositions, and all foreign equivalents, whether published or unpublished; (d) Xencor is not a party to any legal action, suit or proceeding relating to the Xencor Patents; (e) Xencor is not aware of any Patents or Information Controlled by Xencor, other than the Xencor Patents, that would be infringed or misappropriated as a result of the research, development, manufacture, sale or import of Xencor Fc Domains in the Territory; (f) Xencor has not received written notice that the practice of the inventions claimed by the Xencor Patents infringes the patent or other intellectual property rights of a Third Party; and (g) Xencor is not aware of any pending action, suit or proceeding claiming that the practice of the inventions claimed by the Xencor Patents infringes the patent or other intellectual property rights of a Third Party.  For clarity, all representations and warranties of Xencor in this Section 9.2 are made as of the Effective Date with respect to circumstances as they exist as of the Effective Date.

9.3                               Alexion Covenants.  Alexion covenants to Xencor that: (a) in the performance of its obligations and exercise of its rights under this Agreement, Alexion shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all applicable laws, rules and regulations; and (b) Alexion is not debarred or disqualified under the United States Federal Food, Drug and Cosmetic Act or comparable applicable law, rule or regulation outside the U.S. in the Territory, and it does not, and will not during the Term, employ or use the services of any person or entity who is debarred or disqualified, in connection with activities relating to Compound or Product.  In the event that Alexion becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person or entity providing services to Alexion, including Alexion itself and its Affiliates or Sublicensees, which directly or indirectly relate to activities under this Agreement, Xencor shall be promptly notified in writing and Alexion shall cease using any such person to perform any services under this Agreement.

9.4                               Disclaimer of Warranties.  Except as expressly set forth in this Agreement, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH

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PARTY HEREUNDER ARE PROVIDED “AS IS,” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

9.5                               Limitation of Liability.  EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 7, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 9.5 shall not limit either party’s indemnification obligations under Article 10.  For the avoidance of doubt, payments under Article 5 shall not be considered special, incidental, consequential or punitive damages.

ARTICLE 10

INDEMNIFICATION

10.1                        Indemnification by Alexion.  Alexion hereby agrees to save, defend, indemnify and hold harmless Xencor, its Affiliates and their respective officers, directors, employees, consultants and agents (the “Xencor Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any Xencor Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of (a) the research, development, manufacture, use, handling, storage, sale or other disposition of any Compound or Product by or on behalf of Alexion or any of its Affiliates or Sublicensees, (b) the gross negligence or willful misconduct of any Alexion Indemnitee (defined below), or (c) the breach by Alexion of any warranty, representation, covenant or agreement made by it in this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Xencor Indemnitee or the breach by Xencor of any warranty, representation, covenant or agreement made by it in this Agreement, or from a claim by a Third Party that the research, development, manufacture, sale or import of a Licensed Product in the Territory infringes or misappropriates the Patents or Information Controlled by such Third Party due to the presence of a Xencor Fc Domain incorporated in the Licensed Product.

10.2                        Indemnification by Xencor.  Xencor hereby agrees to save, defend, indemnify and hold harmless Alexion, its Affiliates and Sublicensees and their respective officers, directors, employees, consultants and agents (the “Alexion Indemnitees”) from and against any and all Losses to which any Alexion Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of (a) the gross negligence or willful misconduct of any Xencor Indemnitee, or (b) the breach by Xencor of any warranty, representation, covenant or agreement made by Xencor in this Agreement; in each case, except to the extent such Losses result from the negligence or willful misconduct of any Alexion Indemnitee or the breach by Alexion of any warranty, representation, covenant or agreement made by Alexion in this Agreement.

10.3                        Procedure.  In the event a party seeks indemnification under Section 10.1 or 10.2, it shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after such party (the “Indemnified Party”) receives notice of the claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a claim as provided in this Section 10.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice), shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.  The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party.  The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party; in each case, without the prior written consent of the Indemnified Party.

10.4                        Insurance.  Alexion, at its own expense, shall maintain product liability and other appropriate insurance in an amount consistent with industry standards during the Term.  Alexion shall provide a certificate of insurance evidencing such coverage to Xencor upon request.

ARTICLE 11

TERM AND TERMINATION

11.1                        Term.  The term of this Agreement shall commence on the Effective Date and continue until (a) the end of the Research Term if Alexion has not exercised the Option with respect to any Commercial License in accordance with Section 3.2 by such date; or (b) if Alexion exercises the Option with respect to a Commercial License in accordance with Section 3.2, the expiration of the last Royalty Term, subject, in each case, to earlier termination pursuant to Section 11.2 (the “Term”).

11.2                        Termination.  A Party may terminate this Agreement for material breach of this Agreement by the other Party upon sixty days’ (or, in the case of non-payment breach, thirty days’) written notice specifying the nature of the breach, unless the breaching Party cures such breach within such sixty -day (or thirty-day, as applicable) period.  In addition, Xencor shall have the right to terminate this Agreement immediately upon written notice to Alexion, if Alexion, its Affiliate or Sublicensee directly, or through material assistance granted to a Third Party, commences any interference or opposition proceeding with respect to, or challenges the validity or enforceability of, any Xencor Patent; provided that Xencor may not terminate this Agreement if such action or assistance is required by law, regulation or statute.  Further, Alexion shall have the right to terminate this Agreement on a Target-by-Target basis upon ninety (90) days prior written notice to Xencor.

11.3                        Effects of Expiration or Termination.

11.3.1              Upon full termination of this Agreement by either Party (excluding, for the avoidance of doubt, termination of this Agreement with respect to a particular Target), all rights and obligations of the parties hereunder (including, without limitation, the license granted by Xencor to Alexion hereunder and Xencor’s agreements under Section 3.6) shall terminate and be of no further force or effect.  In the event of any termination of this Agreement as to a particular Target, this Agreement (including, without limitation, the license granted by Xencor to Alexion hereunder with respect to such Target and Xencor’s agreements under Section 3.6 with respect to such Target) shall terminate solely with respect to such Target.

11.3.2              Upon expiration (but not earlier termination) of this Agreement, all licenses granted to Alexion hereunder that were in effect immediately prior to such expiration shall become fully-paid, royalty-free, irrevocable, and perpetual.

11.3.3              Within thirty days following the expiration or termination of this Agreement, each Party shall deliver to the other Party any and all Confidential Information of the other Party in its possession.

11.3.4              Neither expiration nor termination shall relieve either Party of any obligation accruing prior to such expiration or termination except that, in the case of expiration or termination of this Agreement during any Payment Suspension Period, all payment obligations that accrued but were not paid during such Payment Suspension Period pursuant to Section 8.3.2 shall be (i) with respect to Affected Products, automatically satisfied and discharged in full as of such expiration or termination and (ii) with respect to Licensed Products that are not Affected Products, automatically satisfied and discharged in an amount equal to fifty percent (50%) of such payment obligations as of such expiration or termination.  The obligations and rights of the parties under Sections 6.5, 9.4, 9.5, 11.3, 11.4 and 11.5 and Articles 1, 7, 10 (other than Section 10.4), 12 and 13 of this Agreement shall survive expiration or termination of this Agreement.

11.4                        Damages; Relief.  Termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to hereunder.

11.5                        Bankruptcy Code.  All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the U.S. (collectively, the “Bankruptcy Laws”), licenses of rights to be “intellectual property” as defined under the Bankruptcy Laws.  If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party.  If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other Party copies of all Information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other Party’s written request therefor.  All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws.

ARTICLE 12

DISPUTE RESOLUTION

12.1                        Disputes.  If the Parties are unable to resolve any dispute or other matter arising out of or in connection with this Agreement, either Party may, by written notice to the other Party, have such dispute referred to the respective heads of Research and Development of the Parties, or such individuals as those heads may designate (provided such designees shall have a rank of vice president or higher and have decision-making authority), if the dispute refers to scientific matters relating to this Agreement and otherwise to the respective heads of Business Development and/or Licensing, or such individuals as those heads may designate (provided such designees shall have a rank of vice president or higher and have decision-making authority), for attempted resolution by good faith negotiations within thirty days after such notice is received (the “Initial Period”).  In such event, each Party shall cause its Research and Development heads or Business Development and/or Licensing heads or designees, as applicable, to meet face-to-face and be available to attempt to resolve such issue.  The Parties shall cooperate in an effort to limit the issues for consideration in such manner as narrowly as reasonably practicable in order to resolve the dispute.  If the heads of Research and Development or heads of Business Development and/or Licensing, as applicable, do not resolve such dispute within the Initial Period after notice is received, the dispute will be referred to the Chief Executive Officer of Xencor and either the Chief Executive Officer or an Executive Vice President of Alexion for attempted resolution by good faith negotiations within thirty days after the end of the Initial Period.  If the Chief Executive Officer of Xencor and Chief Executive Officer or Executive Vice President of Alexion are unable to resolve such dispute, then either Party may pursue all remedies available to such Party under law.

ARTICLE 13

MISCELLANEOUS

13.1                        Governing Law.  This Agreement and any dispute arising from the performance or breach hereof shall be (a) governed by and construed and enforced in accordance with, the laws of the State of Delaware, without reference to conflicts of laws principles, and (b) subject to the exclusive jurisdiction and venue of the Delaware state courts and the Federal courts located in Delaware, and the Parties hereby consent to the personal and exclusive jurisdiction and venue of these courts.

13.2                        Force Majeure.  Nonperformance of any Party (other than nonperformance of payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, or any similar reason where failure to perform is beyond the reasonable control of the nonperforming Party.  In such event Alexion or Xencor, as the case may be, shall promptly notify the other Party of such inability and of the period for which such inability is anticipated to continue.  Without limiting the foregoing, the Party subject to such inability shall use commercially reasonable efforts to minimize the duration of any force majeure event.

13.3                        No Implied Waivers; Rights Cumulative.  No failure on the part of Alexion or Xencor to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

13.4                        Independent Contractors.  Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute Alexion or Xencor as partners in the legal sense.  No Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party.

13.5                        Notices.  All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid; facsimile transmission (receipt verified); or express courier service (signature required), in each case to the respective address specified below, or such other address or fax number as may be specified in writing to the other Parties:

If to Alexion:	Alexion Pharmaceuticals, Inc.
352 Knotter Drive
Cheshire, CT 06410
Attn: Chief Legal Officer
Fax: (203) 271-8198

If to Xencor:	Xencor, Inc.
111 West Lemon Avenue
Monrovia, CA 91016
Attn: Chief Executive Officer
Fax: (626) 305-0350

With a copy to (which shall not constitute notice):

Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121-1909
Attn: Tom Coll, Esq.
Fax: (858) 550-6420

13.6                        Assignment.  This Agreement shall not be assignable by either Party to any Third Party without the prior written consent of the other Party; except that each Party may assign this

Agreement, without the need to obtain the other Party’s consent, (a) to an entity that acquires substantially all of the business or assets of such Party pertaining to this Agreement, in each case whether by merger, transfer of assets, purchase of all outstanding shares or otherwise; provided that, intellectual property rights (including, without limitation, any Patents or Information) of the acquiring entity in such a transaction, if other than one of the Parties to this Agreement shall not be included in the technology licensed hereunder, or (b) to an Affiliate of such Party, provided that, in the case of such an assignment to an Affiliate, the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate.  Any assignment in contravention of the foregoing shall be void and of no effect.  Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and assigns.  Any assignment of this Agreement in contravention of this Section 13.6 shall be null and void.

13.7                        Modification.  No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by all Parties.  No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all Parties.

13.8                        Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.9                        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

13.10                 Entire Agreement.  This Agreement (including the Exhibits hereto) constitutes the entire agreement, both written and oral, with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Alexion and Xencor with respect to such subject matter.

13.11                 Interpretation.  The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto.  Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” shall mean a calendar day or year unless otherwise specified; (c) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); and (d) the term “shall” means “will.”

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered in duplicate originals as of the Effective Date.

ALEXION PHARMACEUTICALS, INC.		XENCOR, INC.

By:	/s/ Leonard Bell	By:	/s/ Bassil Dahiyat

Name:	Leonard Bell	Name:	Bassil Dahiyat

Title:	Chief Executive Officer	Title:	President and CEO

Exhibit 1.32

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